UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 5, 2012, CleanTech Innovations, Inc., or the Company, filed an amended complaint in the United States District Court for the Southern District of New York against the NASDAQ Stock Market, LLC and NASDAQ OMX Group, referred to collectively as NASDAQ, attached hereto as Exhibit 99.13. The complaint is based partly on NASDAQ Listing Qualifications Staff’s extensive discriminatory and racially biased remarks captured on testimony records. The Company alleges in the complaint that NASDAQ engaged in racially-motivated discriminatory acts and policies against the Company in connection with the determination of the NASDAQ Listing Qualifications Department, led by Michael Emen, NASDAQ Senior Vice President and head of Listing Qualifications, under its so called “broad discretionary authority” to delist the Company’s common stock for engaging in a fully disclosed financing transaction negotiated at arm’s length with Chinese institutional investors. The Company further alleges that NASDAQ’s discriminatory actions and racist remarks made by Michael Emen resulted in a violation of the Company’s equal protection rights under the United States Constitution, amounted to selective prosecution and intentionally breached the Company’s attorney-client privilege.  The Company is seeking a permanent injunction enjoining NASDAQ from using its discriminatory policies against the Company and is also seeking at least $300 million in monetary damages.  The Company is represented by former United States Senator Arlen Specter, Esq., former Chairman of the United States Senate Committee on the Judiciary, and Fensterstock & Partners LLP in this action.

On January 8, 2012, The China LiaoNing Provincial Government Small and Medium Enterprises Bureau, a major provincial government regulatory agency, sent official letters to The United States Department of Commerce and The Office of the United States Trade Representative, expressing the agency’s grave concerns regarding the racially-motivated discriminatory acts of NASDAQ against the Company and the resulting damage to the Company and China-U.S. business and trade relations. The English translations of the official letters are attached as Exhibit 99.14.

The Company has also applied to the Securities and Exchange Commission for a review of the final delisting decision made by NASDAQ. Among other reasons for review, the Company is setting forth the inherent procedural unfairness attendant to NASDAQ’s Listing and Hearing Review Council’s, or the Council’s, improper and bizarre decision to overturn its own decision to remand the Company’s delisting to NASDAQ’s Hearings Panel for further fact finding. The decision to overturn this decision was based on an alleged “ex-parte communication” by the Company.  As described in correspondence sent from the Company’s legal counsel to T. Sean Bennett of NASDAQ, a colleague of Mr. Emen, head of NASDAQ Listing Qualifications, attached hereto as Exhibit 99.15, the Company fully complied with NASDAQ’s procedures and explicit direction to email information related to its appeal to the Council to appeals@nasdaqomx.com only.  Nonetheless, the submission of the Company’s appeal brief in accordance with NASDAQ’s explicit instructions was unfairly determined to be an ex-parte communication by NASDAQ’s Office of Appeals and Review after the Council’s favorable decision.

The Exhibits furnished in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.13	Amended Complaint, “CleanTech Innovations, Inc., Plaintiff, against NASDAQ Stock Market, LLC and NASDAQ OMX Group, Inc. Defendants” filed in the United States District Court of the Southern District of New York on January 5, 2012

99.14	Letters from The China LiaoNing Provincial Government Small and Medium Enterprises Bureau to The U.S. Department of Commerce and to The Office of The U.S. Trade Representative (English Translation)

99.15	Letter from Stuart Slotnick, legal counsel to CleanTech, to T. Sean Bennett of The NASDAQ Listing and Hearing Review Council, alleging improper conduct by NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.
(Registrant)
Date:	January 18, 2012	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	Chief Executive Officer